                                                                     Exhibit 20

          The information contained in the attached materials is referred to as the "INFORMATION".

          The attached Term Sheet has been prepared by Harley-Davidson Credit Corp. ("HARLEY CREDIT") and relates to Harley-Davidson Eaglemark Motorcycle Trust 2000-1. Neither Salomon Smith Barney nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein. The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

          The Information contained herein will be superseded by the description of the collateral pool contained in the prospectus supplement relating to the securities.

          The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

          Although a registration statement (including the prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive Information on any matter discussed in this communication. Any investment decision should be based only on the data in the prospectus and the prospectus supplement ("OFFERING DOCUMENTS") and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. A final prospectus and prospectus supplement may be obtained by contacting the Salomon Smith Barney Syndicate Desk at 212-723-6171.

                Harley-Davidson Eaglemark Motorcycle Trust 2000-1
                Harley-Davidson Credit Corp., Seller and Servicer
           Eaglemark Customer Funding Corporation-IV, Trust Depositor

                               Subject to Revision

                         Term Sheet dated April 13, 2000

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Trust ...............................   Harley-Davidson Eaglemark Motorcycle Trust 2000-1 (the "TRUST").

Trust Depositor .....................   Eaglemark Customer Funding Corporation-IV, a wholly owned, limited-purpose subsidiary of
                                             Harley-Davidson Credit Corp. (the "TRUST DEPOSITOR")

Seller and Servicer or
  Seller/Servicer ...................   Harley-Davidson Credit  Corp. ("HARLEY CREDIT" or the "SELLER" or, in its capacity as
                                             Servicer, the "SERVICER"), a 100% owned subsidiary of Harley-Davidson Financial
                                             Services, Inc.

Owner Trustee .......................   Wilmington Trust Company, a Delaware banking corporation (in such capacity, the "OWNER
                                             TRUSTEE").

Indenture Trustee ...................   Bank One, NA, a national banking corporation (in such capacity, the "INDENTURE TRUSTEE").
                                             The Indenture Trustee will also act as Paying Agent under the Indenture and the Trust
                                             Agreement.

Closing Date ........................   On or about April 26, 2000

Securities Offered ..................   The securities offered are as follows:

     A. General .....................   The Harley-Davidson Eaglemark Motorcycle Trust 2000-1 Harley-Davidson Motorcycle Contract
                                             Backed Notes (the "NOTES") will represent indebtedness of the Trust secured by the assets of the Trust (other than certain bank accounts associated with the
                                             Certificates). The Harley-Davidson Eaglemark Motorcycle Trust 2000-1 Harley-Davidson
                                             Motorcycle Contract Backed Certificates (the "CERTIFICATES" and, together with the
                                             Notes, the "SECURITIES") will represent fractional undivided equity interests in the
                                             Trust.




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                                        The Trust will issue two Classes of Notes pursuant to an Indenture to be dated as of
                                             April 1, 2000 (the "INDENTURE"), between the Trust and the Indenture Trustee, as follows: (i) $182,000,000 aggregate principal amount (the "INITIAL CLASS A-1 NOTE
                                             BALANCE") of Class A-1 [ ]% Harley-Davidson Motorcycle Contract Backed Notes (the
                                             "CLASS A-1 NOTES") and (ii) $85,900,000 aggregate principal amount (the "INITIAL CLASS
                                             A-2 NOTE BALANCE") of Class A-2 [ ]% Harley-Davidson Motorcycle Contract Backed Notes
                                             (the "CLASS A-2 NOTES"). Payments of interest on the Class A-1 Notes and the Class A-2
                                             Notes will be made from available collections on the Contracts, and from certain other available amounts as described herein, without priority of payment between such
                                             Classes, but in each case prior to payment of interest on the Certificates. Payments of principal, made through the application of available collections on the Contracts in an amount reflecting reductions in the principal balances of the Contracts, and from certain other available amounts as described herein, will be made first on the Class
                                             A-1 Notes until the Class A-1 Notes have been repaid in full, and thereafter on the
                                             Class A-2 Notes until the Class A-2 Notes have been repaid in full, and in each case prior to any repayment of principal on the Certificates.

                                        The Trust will issue $17,100,000 aggregate principal amount of [   ]% Certificates pursuant
                                             to a Trust Agreement to be dated as of April 1, 2000 (the "TRUST AGREEMENT") by and between the Trust Depositor and the Owner Trustee (the Owner Trustee, together with the
                                             Indenture Trustee, being sometimes collectively referred to herein as the "TRUSTEES").
                                             Distributions of interest on the Certificates will be subordinated to payments of interest on the Notes to the extent described herein. Distributions of principal on the
                                             Certificates will be subordinated to payments of principal on the Notes to the extent described herein.

                                        Each Class of Notes and the Certificates will be issued in minimum denominations of $1,000 and will be available in book-entry form only.

     B. Trust Property ..............   The Trust Property consists of, among other things, the pool of initial contracts (those
                                             Contracts described in Tables 1 through 6 under "THE CONTRACTS" are hereinafter referred to as the "INITIAL CONTRACTS") together with any Subsequent Contracts (as hereinafter defined) transferred to the Trust, and all rights, benefits, obligations and proceeds arising therefrom or in connection therewith, including security interests in the Harley-Davidson (and, in certain limited instances, Buell) motorcycles (see "THE
                                             CONTRACTS") securing such Contracts and proceeds, if any, from certain insurance policies with respect to individual Motorcycles.




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     C. Distribution Dates ..........   Distributions of interest and principal on the Securities will be made on the fifteenth day of each month (or, if such day is not a Business Day, on the next succeeding Business
                                             Day) (each, a "DISTRIBUTION DATE"), commencing May 15, 2000. Payments on the Securities on each Distribution Date will be paid to the holders of the related Securities who are of record on the last Business Day immediately preceding the calendar month in which such Distribution Date occurs (each, a "RECORD DATE").

                                        A "BUSINESS DAY" will be any day other than a Saturday, a Sunday or a day on which banking institutions in Chicago, Illinois or Wilmington, Delaware are authorized or obligated by law, executive order or government decree to be closed.

                                        To the extent not previously paid prior to such dates, the outstanding principal amount of
                                             (i) the Class A-1 Notes will be payable on the Distribution Date occurring in August
                                             2004 (the "CLASS A-1 FINAL DISTRIBUTION DATE") and (ii) the Class A-2 Notes will be payable on the Distribution Date occurring in March 2006 (the "CLASS A-2 FINAL
                                             DISTRIBUTION DATE" and, together with the Class A-1 Final Distribution Date, the "NOTE
                                             FINAL DISTRIBUTION DATES"). To the extent not previously paid in full prior to such date, the unpaid principal balance of the Certificates will be payable on the
                                             Distribution Date occurring in February 2008 (the "CERTIFICATE FINAL DISTRIBUTION DATE"
                                             and, together with the Note Final Distribution Dates, the "FINAL DISTRIBUTION DATES").

Terms of the Notes ..................   The principal terms of the Notes will be as described below:

     A. Interest Rates ..............   The Class A-1 Notes will bear interest at the rate of [   ]% per annum (the "CLASS A-1
                                             RATE") and the Class A-2 Notes will bear interest at the rate of [ ]% per annum (the
                                             "CLASS A-2 RATE" and, together with the Class A-1 Rate, the "INTEREST RATES").

     B. Interest ....................   Interest on the outstanding principal amount of the Class A-1 Notes and Class A-2 Notes will accrue at the related Interest Rate from and including the fifteenth day of the month of the most recent Distribution Date based on a 360-day year consisting of 12 months of
                                             30 days each (or from and including the Closing Date with respect to the first
                                             Distribution Date) to but excluding the fifteenth day of the month of the current
                                             Distribution Date (each, an "INTEREST PERIOD"). Interest on the Notes for any
                                             Distribution Date due but not paid on such Distribution Date will be due on the next
                                             Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the related Interest Rate.




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                                      - 3 -
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
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     C. Principal ...................   Principal of the Notes will be payable on each Distribution Date in an amount generally equal to the Note Principal Distributable Amount (as hereinafter defined) for such
                                             Distribution Date. "NOTE PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any
                                             Distribution Date, the sum of the amount by which the aggregate principal balance of the Contracts has declined since the immediately preceding Distribution Date and any shortfall of principal payments due on the Notes from the immediately preceding
                                             Distribution Date; PROVIDED, HOWEVER, that the Note Principal Distributable Amount for a Class of Notes shall not exceed the outstanding principal amount of such Class of
                                             Notes. On each Distribution Date, the Note Principal Distributable Amount will be applied in the following priority: first to reduce the principal amount of the Class
                                             A-1 Notes to zero, and thereafter, to reduce the principal amount of the Class A-2
                                             Notes to zero. Notwithstanding the foregoing, if the principal amount of either the
                                             Class A-1 Notes or Class A-2 Notes has not been paid in full prior to its related Note
                                             Final Distribution Date, the Note Principal Distributable Amount for such Note Final
                                             Distribution Date will be the unpaid principal amount of such Class of Notes as of such
                                             Note Final Distribution Date.

     D. Optional
        Redemption ..................   In the event of an Optional Purchase (as hereinafter defined), the Class A-2 Notes will be redeemed in whole, but not in part, at a redemption price equal to the unpaid principal amount of the Class A-2 Notes plus accrued interest thereon at the related Interest
                                             Rate.

     E. Mandatory
        Redemption ..................   Under certain conditions, the Notes may be accelerated upon the occurrence of an Event of
                                             Default under the Indenture.

     F. Mandatory Special
        Redemption ..................   The holders of Class A-1 Notes (the "CLASS A-1 NOTEHOLDERS") and Class A-2 Notes (the "CLASS
                                             A-2 NOTEHOLDERS") will be prepaid in part, without premium, on the Distribution Date on or immediately following the last day of the Funding Period (as hereinafter defined) in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Contracts, including any such purchase on such date (a "MANDATORY SPECIAL REDEMPTION"). The aggregate principal amount of Class A-1
                                             Notes and Class A-2 Notes to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account allocated pro rata; PROVIDED, HOWEVER, in the event the Mandatory Special Redemption Amount is less than $150,000 such amount shall be allocated solely to the Class A-1 Noteholders, pro rata.

Terms of the Certificates ...........   The principal terms of the Certificates will be as described below:




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                                      - 4 -
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
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     A. Interest ....................   On each Distribution Date, the Owner Trustee or any paying agent or paying agents as the
                                             Owner Trustee may designate from time to time (each, a "PAYING AGENT", which initially will be the Indenture Trustee) will distribute pro rata to Certificateholders of record as of the related Record Date accrued interest at the rate of [ ]% per annum (the
                                             "PASS-THROUGH RATE") on the Certificate Balance (as defined herein) as of the immediately preceding Distribution Date (after giving effect to distributions of principal to be made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the Initial Certificate Balance. Interest in respect of a Distribution Date will accrue from and including the Closing Date (in the case of the first Distribution Date) or from and including the fifteenth day of the month of the most recent Distribution Date to but excluding the fifteenth day of the month of the current Distribution Date based on a 360-day year consisting of 12 months of 30 days each. Interest on the Certificates for any Distribution Date due but not paid on such
                                             Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the Pass-Through
                                             Rate.

                                        The "CERTIFICATE BALANCE" will equal $17,100,000 (the "INITIAL CERTIFICATE BALANCE") on the
                                             Closing Date and on any date thereafter will equal the Initial Certificate Balance reduced by all distributions of principal previously made in respect of the
                                             Certificates. Distributions of interest on the Certificates will be subordinated to payments of interest on the Notes to the extent described herein.

     B. Principal ...................   No principal will be paid on the Certificates until the Distribution Date on which the principal amounts of the Class A-1 Notes and Class A-2 Notes have been reduced to zero.
                                             On such Distribution Date and each Distribution Date thereafter, principal of the
                                             Certificates will be payable in an amount equal to the amount by which the aggregate principal balance of the Contracts has declined, allocable to the Certificates, since the immediately preceding Distribution Date and any shortfall of principal payments due on the Certificates from the immediately preceding Distribution Date. Distributions of principal on the Certificates will be subordinated to payments of principal on the
                                             Notes to the extent described herein.

     C. Optional
        Prepayment ..................   In the event of an Optional Purchase, the Certificates will be repaid in whole, but not in part, at a repayment price equal to the Certificate Balance plus accrued interest thereon at the Pass-Through Rate.

Security for the Securities .........   The principal security for the Securities will be as described below:




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     A. The Contracts ...............   The Contracts will be fixed-rate, simple-interest conditional sales contracts for
                                             Motorcycles, including any and all rights to receive payments collected thereunder on or after the related Cutoff Date and security interests in the Motorcycles financed thereby.

                                        On the Closing Date, the Trust Depositor will sell, transfer and assign to the Trust pursuant to the Sale and Servicing Agreement dated as of April 1, 2000 (the
                                             "AGREEMENT") among the Trust Depositor, the Trust, the Indenture Trustee and Harley
                                             Credit (as servicer), and the Trust will pledge to the Indenture Trustee, pursuant to the Indenture, Initial Contracts with an aggregate principal balance of $214,471,329.09 as of April 11, 2000 (the "INITIAL CUTOFF Date"). Following the Closing Date, pursuant to the Agreement, the Trust Depositor will be obligated, subject only to the availability thereof, to sell, and the Trust will be obligated to purchase and pledge subject to the satisfaction of certain conditions set forth therein, Subsequent
                                             Contracts from time to time during the Funding Period (as defined below) having an aggregate principal balance equal to $70,528,670.91, such amount being equal to the amount on deposit in the Pre-Funding Account established under the Indenture on the
                                             Closing Date. With respect to each transfer of Subsequent Contracts to the Trust and the simultaneous pledge of Subsequent Contracts to the Indenture Trustee, the Trust
                                             Depositor will designate as a cutoff date (each a "SUBSEQUENT CUTOFF DATE") the date as of which such Subsequent Contracts are deemed sold to the Trust and pledged to the
                                             Indenture Trustee. Each date on which Subsequent Contracts are conveyed and pledged is referred to herein as a "SUBSEQUENT TRANSFER DATE."

                                        The Initial Contracts and the Subsequent Contracts will be selected from retail Motorcycle installment sales contracts in the Trust Depositor's portfolio based on the criteria specified in the Transfer and Sale Agreement. The Contracts arise and will arise from loans to Obligors located in the 50 states of the United States, the District of
                                             Columbia and the U.S. Territories. As of the Initial Cutoff Date, the annual percentage rate of interest on the Initial Contracts ranges from 8.50% to 22.99% with a weighted average of approximately 13.66%. The Initial Contracts had a weighted average term to scheduled maturity, as of origination, of approximately 71.48 months, and a weighted average term to scheduled maturity, as of the Initial Cutoff Date, of approximately
                                             69.41 months. The final scheduled payment on the Initial Contract with the latest maturity is due no later than April 2007. No Contract (including any Subsequent
                                             Contract) will have a scheduled maturity later than July 2007. The Contracts generally are or will be prepayable at any time without penalty to the Obligor. Following the transfer of Subsequent Contracts to the Trust, the aggregate characteristics of the entire pool of Contracts may vary from those of the Initial Contracts as to the criteria identified and described in "THE CONTRACTS" herein.




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     B. The Reserve Fund ............   The Securityholders will be afforded certain limited protection, to the extent described herein, against losses in respect of the Contracts by the establishment of an account in the name of the Indenture Trustee for the benefit of the Securityholders (the
                                             "RESERVE FUND").

                                        The Reserve Fund will be created with an initial deposit by the Trust Depositor of
                                             $1,072,356.65 (the "RESERVE FUND INITIAL DEPOSIT") on the Closing Date. The funds in the Reserve Fund will thereafter be supplemented on each Distribution Date by the deposit of certain Excess Amounts and Subsequent Reserve Fund Amounts (as defined herein) until the amount in the Reserve Fund reaches the Specified Reserve Fund Balance
                                             (as defined herein). "EXCESS AMOUNTS" in respect of a Distribution Date will equal the funds on deposit in the Collection Account in respect of such Distribution Date, after giving effect to all distributions required to be made on such Distribution Date from amounts received by the Servicer from the Contracts. The "SUBSEQUENT RESERVE FUND
                                             AMOUNT" will equal the amount on each Subsequent Transfer Date equal to 0.50% of the aggregate balance of the Subsequent Contracts conveyed to the Trust. On each
                                             Distribution Date, funds will be withdrawn from the Reserve Fund for distribution to
                                             Securityholders to cover any shortfalls in interest and principal required to be paid on the Securities.

                                        The "SPECIFIED RESERVE FUND BALANCE" will equal the greater of (a) 2.50% of the Principal
                                             Balance of the Contracts in the Trust as of the first day of the immediately preceding
                                             Due Period; PROVIDED, HOWEVER, that if certain trigger events occur (as more specifically described in the Prospectus Supplement), the Specified Reserve Fund
                                             Balance will be equal to 6.00% of the Principal Balance of the Contracts in the Trust
                                             as of the first day of the immediately preceding Due Period and (b) 1.00% of the aggregate of the Initial Class A-1 Note Balance, Initial Class A-2 Note Balance and
                                             Initial Certificate Balance; PROVIDED, HOWEVER, in no event shall the Specified Reserve
                                             Fund Balance be greater than the aggregate outstanding principal balance of the
                                             Securities.

                                        On each Distribution Date, after giving effect to all distributions made on such
                                             Distribution Date, any amounts in the Reserve Fund that are in excess of the Specified
                                             Reserve Fund Balance will be allocated and distributed to the Trust Depositor.




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     C. Pre-Funding
        Account .....................   During the period (the "FUNDING PERIOD") from and including the Closing Date until the earliest of (a) the Distribution Date on which the amount on deposit in the Pre-Funding
                                             Account is less than $150,000, (b) the date on which an Event of Termination occurs with respect to the Servicer under the Agreement, (c) the date on which certain events of insolvency occur with respect to the Trust Depositor or (d) the close of business on the date which is 90 days from and including the Closing Date, the Pre-Funding Account will be maintained as an account in the name of the Indenture Trustee on behalf of the
                                             Noteholders to secure the Trust Depositor's obligations under the Agreement, as applicable, to purchase and transfer Subsequent Contracts to the Trust and the Trust's obligations under the Indenture to pledge Subsequent Contracts to the Indenture
                                             Trustee. The Pre-Funded Amount will initially equal $70,528,670.91 and, during the
                                             Funding Period, will be reduced by the amount thereof that the Trust uses to purchase
                                             Subsequent Contracts from the Trust Depositor and contemporaneously therewith from the
                                             Seller by the Trust Depositor. The Trust Depositor expects that the Pre-Funded Amount will be reduced to less than $150,000 by the Distribution Date occurring in July 2000.
                                             Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the
                                             Noteholders as described above in "TERMS OF THE NOTES - MANDATORY SPECIAL REDEMPTION."

     D. Interest Reserve
        Account .....................   The Trust Depositor will establish, and fund with an initial deposit on the Closing Date, a separate collateral account in the name of the Indenture Trustee on behalf of the
                                             Securityholders under the Agreement (the "INTEREST RESERVE ACCOUNT"), for the purpose of providing additional funds for payment of Carrying Charges (as described below) to pay certain distributions on Distribution Dates occurring during (and on the first
                                             Distribution Date following the end of) the Funding Period. In addition to the initial deposit, all investment earnings with respect to the Pre-Funding Account are to be deposited into the Interest Reserve Account and, pursuant to the Agreement, on each
                                             Distribution Date described above, amounts in respect of Carrying Charges from such account will be transferred into the Collection Account. "CARRYING CHARGES" means (i)
                                             the product of (x) the weighted average of the Class A-1 Rate, the Class A-2 Rate and the Pass-Through Rate and (y) the undisbursed funds (excluding investment earnings) in the Pre-Funding Account (as of the last day of the related Due Period, as defined herein) over (ii) the amount of any investment earnings on funds in the Pre-Funding
                                             Account which was transferred to the Interest Reserve Account, as well as interest earnings on amounts in the Interest Reserve Account.




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
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                                        The Interest Reserve Account will be established to account for the fact that a portion of the proceeds obtained from the sale of the Notes will be initially deposited in the
                                             Pre-Funding Account (as the initial Pre-Funded Amount) rather than invested in
                                             Contracts, and the monthly investment earnings on such Pre-Funded Amount (until the
                                             Pre-Funded Amount is used to purchase Subsequent Contracts) are expected to be less than the weighted average of the Class A-1 Rate, the Class A-2 Rate and the
                                             Pass-Through Rate with respect to the corresponding portion of the Class A-1 Principal
                                             Balance, Class A-2 Principal Balance and the Certificate Balance, as well as the amount necessary to pay the Trustees' Fees. The Interest Reserve Account is not designed to provide any protection against losses on the Contracts in the Trust. After the Funding
                                             Period, money remaining in the Interest Reserve Account will be released to the Trust
                                             Depositor.

Optional Purchase ...................   The Seller, through the Trust  Depositor may, but will not be obligated to, purchase all of the Contracts in the Trust, and thereby cause early retirement of all outstanding
                                             Securities, on any Distribution Date as of which the aggregate outstanding principal balance of the Contracts has declined to less than 10% of the sum of (i) the aggregate outstanding principal balance of the Contracts as of the Closing Date and (ii) the
                                             Pre-Funded Amount (an "OPTIONAL PURCHASE").

Ratings .............................   It is a condition of issuance that the Class A-1 Notes and Class A-2 Notes be rated "AAA"
                                             by Standard & Poor's Ratings Services, A Division of The McGraw-Hill Companies ("S&P")
                                             and "Aaa" by Moody's Investors Service, Inc. ("MOODY'S" and, together with S&P, the
                                             "RATING AGENCIES") and the Certificates be rated at least "BBB" by S&P and "Baa1" by
                                             Moody's.

Advances ............................   The Servicer is obligated to advance each month an amount equal to accrued and unpaid interest on the Contracts which was delinquent with respect to the related Due Period
                                             (as defined herein) (each an "ADVANCE"), but only to the extent that the Servicer believes that the amount of such Advance will be recoverable from collections on the
                                             Contracts. The Servicer will be entitled to reimbursement of outstanding Advances on any Distribution Date by means of a first priority withdrawal of amounts then held in the Collection Account.




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

Mandatory Repurchase by the
Trust Depositor .....................   Under the Agreement, the Trust Depositor has agreed, in the event of a breach of certain representations and warranties made by the Trust Depositor and contained therein which materially and adversely affects the Trust's interest in any Contract and which has not been cured, to repurchase such Contract within two business days prior to the first
                                             Determination Date after the Trust Depositor becomes aware of such breach.
                                             "DETERMINATION DATE" means the fourth business day following the conclusion of a Due
                                             Period. The Seller is obligated under the Transfer and Sale Agreement (which right against the Seller the Trust Depositor has assigned in such circumstances to the Trust)
                                             to repurchase the Contracts from the Trust Depositor contemporaneously with the Trust
                                             Depositor's purchase of the Contracts from the Trust.

Security Interests and Other Aspects
of the Contracts ....................   In connection with the establishment of  the Trust as well as the assignment, conveyance and transfer of Contracts (including Subsequent Contracts) to the Trust and pledge to the
                                             Indenture Trustee, security interests in the Motorcycles securing the Contracts have been (or will be) (i) conveyed and assigned by the Seller to the Trust Depositor pursuant to the Transfer and Sale Agreement (and, in the case of Subsequent Contracts, the related Subsequent Purchase Agreement as defined therein and executed thereunder),
                                             (ii) conveyed and assigned by the Trust Depositor to the Trust pursuant to the
                                             Agreement (and, in the case of Subsequent Contracts, the related Subsequent Transfer
                                             Agreement as defined herein and executed thereunder) and (iii) pledged by the Trust to the Indenture Trustee pursuant to the Indenture. The Agreement will designate the
                                             Servicer as custodian to maintain possession, as the Indenture Trustee's agent, of the
                                             Contracts and any other documents relating to the Motorcycles. Uniform Commercial Code financing statements will be filed in both Nevada and Illinois, reflecting the conveyance and assignment of the Contracts to the Trust Depositor from the Seller, from the Trust Depositor to the Trust and the pledge from the Trust to the Indenture
                                             Trustee, and the Seller's and the Trust Depositor's accounting records and computer systems will also reflect such conveyance and assignment and pledge. To facilitate servicing and save administrative costs, such documents will not be segregated from other similar documents that are in the Servicer's possession. However, the Contracts will be stamped to reflect their conveyance and assignment and pledge. If, however, through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such conveyance and assignment and pledge, the Trust's and Indenture Trustee's interest in the Contracts could be defeated.




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    materials. If you did not receive such a disclaimer, please contact your
               Salomon Smith Barney Financial Advisor immediately.

                                        In addition, due to administrative burden and expense, the certificates of title to the
                                             Motorcycles will not be amended or reissued to reflect the conveyance and assignment of the Seller's security interest in the Motorcycles related to the Contracts to the Trust
                                             Depositor and the Trust or the pledge to the Indenture Trustee. In the absence of amendments to the certificates of title, the Trust and Indenture Trustee will not have a perfected security interest in the Motorcycles in some states. Further, federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on conditional sales contracts, and certain of these laws make an assignee of such a contract liable to the obligor thereon for any violation of such laws by the lender. The Trust Depositor has agreed to repurchase any
                                             Contract as to which it has failed to perfect a security interest in the Motorcycle securing such Contract, or as to which a breach of federal or state laws exists if such breach materially and adversely affects the Trust's interest in such Contract and if such failure or breach has not been cured within 90 days. The Seller has entered into a corresponding obligation to repurchase such Contracts from the Trust Depositor under the Transfer and Sale Agreement and Subsequent Purchase Agreements.

Monthly Servicing Fee ...............   The Servicer will be entitled to receive for each Due Period a monthly servicing fee (the
                                             "MONTHLY SERVICING FEE") equal to 1/12th of 1% of the Principal Balance of the
                                             Contracts as of the beginning of such Due Period. The Servicer will also be entitled to receive any extension fees or late payment penalty fees paid by Obligors (collectively with the Monthly Servicing Fee, the "SERVICING Fee"). The Servicing Fee is payable prior to any payments to the Noteholders or the Certificateholders.

Tax Status ..........................   In the opinion of Winston & Strawn, federal tax counsel to the Trust Depositor, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the
                                             Notes as indebtedness, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes.

ERISA Considerations ................   Subject to the considerations discussed under "ERISA CONSIDERATIONS" in the Prospectus
                                             Supplement, the Notes will be eligible for purchase by employee benefit plans. Any benefit plan fiduciary considering purchase of the Notes should, however, consult with its counsel regarding the consequences of such purchase under ERISA and the Code.

                                        The Certificates are not eligible for purchase by (i) employee benefit plans subject to
                                             ERISA or (ii) individual retirement accounts and other retirement plans subject to
                                             Section 4975 of the Code.




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               Salomon Smith Barney Financial Advisor immediately.

                                  THE CONTRACTS

          Each Contract is (or will be, in the case of Subsequent Contracts) secured by a Motorcycle and is (or will be) a conditional sales contract originated by a Harley-Davidson dealer and purchased by the Trust Depositor. No Contract may be substituted by the Seller or the Trust Depositor with another Motorcycle contract after such Contract has been sold by the Trust Depositor to the Trust.

          Each Contract (a) is (or will be) secured by a Motorcycle, (b) has (or will have) a fixed annual percentage rate and provide for, if timely made, payments of principal and interest which fully amortize the loan on a simple interest basis over its term and, (c) with respect to the Initial Contracts, has its last scheduled payment due no later than April 2007, and with respect to the Contracts as a whole (including any Subsequent Contracts conveyed to the Trust after the Closing Date), will have a last scheduled payment due no later than July 2007. The first scheduled payment date of Contracts representing approximately 99.31% of the aggregate principal balance of the Initial Contracts is due no later than May 2000; the first scheduled payment date of Contracts representing approximately 0.69% of the aggregate principal balance of the Initial Contracts is due no later than August 2000. The first scheduled payment date of Contracts representing approximately 99.00% of the aggregate principal balance of the Subsequent Contracts will be due no later than August 2000; the first scheduled payment date of Contracts representing approximately 1.00% of the aggregate principal balance of the Subsequent Contracts will be due no later than February 2001. The Contracts were (or will be) acquired by the Trust Depositor in the ordinary course of the Trust Depositor's business. (For general composition of the Initial Contracts see Table 1 below). Approximately 59.77% of the Principal Balance of the Initial Contracts as of the Initial Cutoff Date is attributable to loans to purchase Motorcycles which were new and approximately 40.23% is attributable to loans to purchase Motorcycles which were used at the time the related Contract was originated. All Initial Contracts have a contractual rate of interest of at least 8.50% per annum and not more than 22.99% per annum and the weighted average contractual rate of interest of the Initial Contracts as of the Initial Cutoff Date is approximately 13.66% per annum (see Table 2 below). Harley Credit applies a tiered system of interest rates to reflect varying degrees of risk assigned to different credit underwriting categories. The Initial Contracts have remaining maturities as of the Initial Cutoff Date of at least 4 months but not more than 84 months and original maturities of at least 12 months but not more than 84 months. The Initial Contracts had a weighted average term to scheduled maturity, as of origination, of approximately 71.48 months, and a weighted average term to scheduled maturity as of the Initial Cutoff Date of approximately 69.41 months (see Tables 3 and 4 below). The average principal balance per Initial Contract as of the Initial Cutoff Date was approximately $12,418.72 and the principal balances on the Initial Contracts as of the Initial Cutoff Date ranged from $501.60 to $36,598.61 (see Table 5 below). The Contracts arise (or will arise) from loans to Obligors located in 50 states, the District of Columbia and the U.S. Territories and with respect to the Initial Contracts, constitute the following approximate amounts expressed as a percentage of the aggregate principal balances on the Initial Contracts as of the Initial Cutoff Date:
12.14% in California, 9.06% in Texas, 8.49% in Florida and 5.10% in Pennsylvania (see Table 6 below). No other state represented more than 5.00% by aggregate principal balance of the Initial Contracts.

          Except for certain criteria specified in the preceding paragraph, there will be no required characteristics of the Subsequent Contracts. Therefore, following the transfer of the Subsequent Contracts to the Trust, the aggregate characteristics of the entire pool of the Contracts, including the composition of the Contracts, the distribution by weighted average annual percentage rate of the Contracts, the distribution by calculated remaining term of the Contracts, the distribution by original term to maturity of the Contracts, the distribution by current balance of the Contracts, and the geographic distribution of the Contracts, described in the following tables, may vary from those of the Initial Contracts as of the Initial Cutoff Date.




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                                     - 12 -

                                     TABLE 1

                      COMPOSITION OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

Aggregate Principal Balance.................................................................   $214,471,329.09
Number of Contracts.........................................................................            17,270
Average Principal Balance...................................................................        $12,418.72
Weighted Average Annual Percentage
     Rate ("APR")...........................................................................            13.66%
     (Range)................................................................................    8.50% - 22.99%
Weighted Average Original Term (in months)..................................................             71.48
     (Range)................................................................................           12 - 84
Weighted Average Calculated Remaining Term (in months)......................................             69.41
     (Range)................................................................................            4 - 84


                                     TABLE 2

                  DISTRIBUTION BY APR OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

                                                   PERCENT OF                                           PERCENT OF
                              NUMBER                NUMBER OF            TOTAL OUTSTANDING                 POOL
     RATE                  OF CONTRACTS            CONTRACTS(1)          PRINCIPAL BALANCE               BALANCE(1)
     ----                  ------------            ------------          -----------------               ----------
 8.500- 9.000%                   37                   0.21%               $    454,391.92                  0.21%
 9.001-10.000                   225                   1.30                   3,213,258.11                  1.50
10.001-11.000                   883                   5.11                  12,056,280.70                  5.62
11.001-12.000                 2,925                  16.94                  38,352,245.31                 17.88
12.001-13.000                 4,224                  24.46                  53,203,341.71                 24.81
13.001-14.000                 4,422                  25.61                  54,178,433.83                 25.26
14.001-15.000                 2,092                  12.11                  25,214,963.12                 11.76
15.001-16.000                   789                   4.57                   9,053,110.45                  4.22
16.001-17.000                   223                   1.29                   2,422,870.48                  1.13
17.001-18.000                   490                   2.84                   5,520,873.78                  2.57
18.001-19.000                    83                   0.48                   1,106,078.34                  0.52
19.001-20.000                   402                   2.33                   4,598,152.72                  2.14
20.001-21.000                   151                   0.87                   1,695,540.09                  0.79
21.001-22.000                   321                   1.86                   3,367,369.11                  1.57
22.001-22.990                     3                   0.02                      34,419.42                  0.02
                              -----                  -----                 --------------                 -----

Totals:                      17,270                 100.00%               $214,471,329.09                100.00%

(1)  Percentages may not add to 100.00% because of rounding.




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               Salomon Smith Barney Financial Advisor immediately.

                                     TABLE 3

                    DISTRIBUTION BY CALCULATED REMAINING TERM
                            OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

         CALCULATED                              PERCENT OF
          REMAINING         NUMBER OF             NUMBER OF              TOTAL OUTSTANDING            PERCENT OF POOL
        TERM (MONTHS)       CONTRACTS            CONTRACTS(1)            PRINCIPAL BALANCE              BALANCE (1)
        -------------       ---------            ------------            -----------------              -----------
           4 - 12                40                   0.23%               $    120,046.13                  0.06%
          13 - 24               197                   1.14                   1,045,845.77                  0.49
          25 - 36               457                   2.65                   3,548,355.37                  1.65
          37 - 48               761                   4.41                   6,802,204.72                  3.17
          49 - 60             2,605                  15.08                  27,200,051.29                 12.68
          61 - 72            10,766                  62.34                 132,247,059.62                 61.66
          73 - 84             2,444                  14.15                  43,507,766.19                 20.29
                             ------                 ------                ---------------                ------

TOTALS:                      17,270                 100.00%               $214,471,329.09                100.00%

(1)  Percentages may not add to 100.00% because of rounding.

                                     TABLE 4

                    DISTRIBUTION BY CALCULATED ORIGINAL TERM
                      TO MATURITY OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

         CALCULATED                          PERCENT OF
          REMAINING         NUMBER OF         NUMBER OF          TOTAL OUTSTANDING            PERCENT OF POOL
        TERM (MONTHS)       CONTRACTS        CONTRACTS(1)        PRINCIPAL BALANCE              BALANCE (1)
        -------------       ---------        ------------        -----------------            ---------------
           0 - 12                16               0.09%           $     69,318.89                  0.03%
          13 - 24               154               0.89                 872,948.89                  0.41
          25 - 36               422               2.44               3,307,292.45                  1.54
          37 - 48               710               4.11               6,350,804.62                  2.96
          49 - 60             2,556              14.80              26,656,157.16                 12.43
          61 - 72            10,928              63.28             133,215,117.50                 62.11
          73 - 84             2,484              14.38              43,999,689.58                 20.52
                             ------             ------            ---------------                ------
TOTALS:                      17,270             100.00%           $214,471,329.09                100.00%

(1)  Percentages may not add to 100.00% because of rounding.




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    materials. If you did not receive such a disclaimer, please contact your
               Salomon Smith Barney Financial Advisor immediately.

                                     TABLE 5

            DISTRIBUTION BY CURRENT BALANCE OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

                                                 PERCENT OF
                            NUMBER OF             NUMBER OF              TOTAL OUTSTANDING            PERCENT OF POOL
       CURRENT BALANCE      CONTRACTS            CONTRACTS(1)            PRINCIPAL BALANCE              BALANCE (1)
       ---------------      ---------            ------------            -----------------              -----------
$   501.60 -  1,000.00            2                   0.01%               $      1,101.56                  0.00%
$ 1,000.01 -  2,000.00           34                   0.20                      55,517.00                  0.03
$ 2,000.01 -  3,000.00          122                   0.71                     314,943.68                  0.15
$ 3,000.01 -  4,000.00          207                   1.20                     748,777.34                  0.35
$ 4,000.01 -  5,000.00          417                   2.41                   1,889,710.53                  0.88
$ 5,000.01 -  6,000.00          649                   3.76                   3,629,841.12                  1.69
$ 6,000.01 -  7,000.00        1,057                   6.12                   6,920,008.74                  3.23
$ 7,000.01 -  8,000.00        1,204                   6.97                   9,057,532.06                  4.22
$ 8,000.01 -  9,000.00        1,228                   7.11                  10,467,118.42                  4.88
$ 9,000.01 - 10,000.00        1,338                   7.75                  12,707,423.18                  5.92
$10,000.01 - 11,000.00        1,004                   5.81                  10,515,489.72                  4.90
$11,000.01 - 12,000.00          940                   5.44                  10,806,880.82                  5.04
$12,000.01 - 13,000.00          960                   5.56                  12,007,643.85                  5.60
$13,000.01 - 14,000.00        1,067                   6.18                  14,434,080.87                  6.73
$14,000.01 - 15,000.00        1,257                   7.28                  18,279,230.76                  8.52
$15,000.01 - 16,000.00        1,346                   7.79                  20,897,175.13                  9.74
$16,000.01 - 17,000.00        1,283                   7.43                  21,151,489.48                  9.86
$17,000.01 - 18,000.00        1,098                   6.36                  19,187,685.01                  8.95
$18,000.01 - 19,000.00          721                   4.17                  13,322,498.00                  6.21
$19,000.01 - 20,000.00          515                   2.98                  10,032,725.02                  4.68
$20,000.01 - 21,000.00          304                   1.76                   6,221,612.75                  2.90
$21,000.01 - 22,000.00          216                   1.25                   4,645,143.42                  2.17
$22,000.01 - 23,000.00          121                   0.70                   2,714,947.99                  1.27
$23,000.01 - 24,000.00           69                   0.40                   1,612,371.92                  0.75
$24,000.01 - 25,000.00           58                   0.34                   1,419,784.90                  0.66
$25,000.01 - 26,000.00           16                   0.09                     407,322.73                  0.19
$26,000.01 - 27,000.00           19                   0.11                     504,849.28                  0.24
$27,000.01 - 28,000.00            9                   0.05                     248,265.97                  0.12
$28,000.01 - 29,000.00            5                   0.03                     141,647.02                  0.07
$29,000.01 - 31,000.00            3                   0.02                      91,912.21                  0.04
$31,000.01 - 36,598.61            1                   0.01                      36,598.61                  0.02
                             ------                 ------                ---------------                ------

               TOTALS:       17,270                 100.00%               $214,471,329.09                100.00%

(1)      Percentages may not add to 100.00% because of rounding.




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    materials. If you did not receive such a disclaimer, please contact your
               Salomon Smith Barney Financial Advisor immediately.

                                     TABLE 6

                GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

                                                 PERCENT OF
                            NUMBER OF             NUMBER OF              TOTAL OUTSTANDING            PERCENT OF POOL
          STATE             CONTRACTS            CONTRACTS(1)            PRINCIPAL BALANCE              BALANCE (1)
          -----             ---------            ------------            -----------------              -----------
ALABAMA                         262                   1.52%                 $3,317,478.06                  1.55%
ALASKA                           35                   0.20                     478,080.80                  0.22
ARIZONA                         451                   2.61                   6,205,276.98                  2.89
ARKANSAS                        122                   0.71                   1,437,874.57                  0.67
CALIFORNIA                    2,066                  11.96                  26,036,613.00                 12.14
COLORADO                        304                   1.76                   4,140,357.83                  1.93
CONNECTICUT                     275                   1.59                   3,201,523.57                  1.49
DELAWARE                        112                   0.65                   1,262,350.87                  0.59
DISTRICT OF COLUMBIA              4                   0.02                      55,070.56                  0.03
FLORIDA                       1,377                   7.97                  18,204,376.37                  8.49
GEORGIA                         535                   3.10                   7,146,583.36                  3.33
HAWAII                          112                   0.65                   1,453,747.20                  0.68
IDAHO                            28                   0.16                     353,259.50                  0.16
ILLINOIS                        640                   3.71                   7,753,729.75                  3.62
INDIANA                         385                   2.23                   4,674,946.42                  2.18
IOWA                            135                   0.78                   1,579,123.24                  0.74
KANSAS                           97                   0.56                   1,289,076.23                  0.60
KENTUCKY                        173                   1.00                   2,046,700.98                  0.95
LOUISIANA                       189                   1.09                   2,256,479.52                  1.05
MAINE                            55                   0.32                     618,918.66                  0.29
MARYLAND                        397                   2.30                   4,785,884.81                  2.23
MASSACHUSETTS                   336                   1.95                   3,996,469.46                  1.86
MICHIGAN                        310                   1.80                   4,121,974.60                  1.92
MINNESOTA                       152                   0.88                   1,760,233.35                  0.82
MISSISSIPPI                      67                   0.39                     806,917.18                  0.38
MISSOURI                        269                   1.56                   3,304,278.60                  1.54
MONTANA                          31                   0.18                     324,323.23                  0.15
NEBRASKA                         57                   0.33                     654,912.06                  0.31
NEVADA                          275                   1.59                   3,712,997.13                  1.73
NEW HAMPSHIRE                   186                   1.08                   2,113,796.94                  0.99
NEW JERSEY                      591                   3.42                   6,794,657.36                  3.17
NEW MEXICO                      199                   1.15                   2,588,406.07                  1.21
NEW YORK                        611                   3.54                   6,616,019.82                  3.08
NORTH CAROLINA                  705                   4.08                   8,837,301.22                  4.12
NORTH DAKOTA                     13                   0.08                     110,335.93                  0.05
OHIO                            676                   3.91                   7,802,697.10                  3.64
OKLAHOMA                        171                   0.99                   2,142,022.60                  1.00
OREGON                          226                   1.31                   2,746,610.30                  1.28
PENNSYLVANIA                    974                   5.64                  10,931,771.75                  5.10




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    materials. If you did not receive such a disclaimer, please contact your
               Salomon Smith Barney Financial Advisor immediately.

                                     TABLE 6
                GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                                   (CONTINUED)

                                                 PERCENT OF
                            NUMBER OF             NUMBER OF              TOTAL OUTSTANDING            PERCENT OF POOL
          STATE             CONTRACTS            CONTRACTS(1)            PRINCIPAL BALANCE              BALANCE (1)
          -----             ---------            ------------            -----------------              -----------
RHODE ISLAND                     41                   0.24                     450,190.37                  0.21
SOUTH CAROLINA                  306                   1.77                   3,779,448.92                  1.76
SOUTH DAKOTA                     35                   0.20                     382,812.97                  0.18
TENNESSEE                       486                   2.81                   6,248,179.59                  2.91
TEXAS                         1,452                   8.41                  19,439,649.18                  9.06
UTAH                             67                   0.39                     792,425.32                  0.37
VERMONT                          32                   0.19                     370,121.73                  0.17
VIRGINIA                        491                   2.84                   6,121,198.58                  2.85
WASHINGTON                      379                   2.19                   4,845,516.61                  2.26
WEST VIRGINIA                    75                   0.43                     816,248.08                  0.38
WISCONSIN                       244                   1.41                   2,859,892.89                  1.33
WYOMING                          28                   0.16                     316,479.70                  0.15
OTHER                            31                   0.18                     385,988.17                  0.18
                             ------                 ------                ---------------                ------

         TOTALS:             17,270                 100.00%               $214,471,329.09                100.00%

(1)      Percentages may not add to 100.00% because of rounding.




   This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer, please contact your
               Salomon Smith Barney Financial Advisor immediately.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

          The following tables set forth the delinquency experience and loan loss and repossession experience of the Seller's portfolio of conditional sales contracts for Motorcycles. These figures include data in respect of contracts which the Seller has previously sold with respect to prior securitizations and for which the Seller acts as servicer.

                            DELINQUENCY EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                                                                     At December 31,
                                     ---------------------------------------------------------------------------
                                              1999                        1998                       1997
                                     --------------------        --------------------        -------------------
                                       Number                     Number                      Number
                                         of                         of                          of
                                     Contracts     Amount        Contracts     Amount        Contracts    Amount
                                     ---------     ------        ---------     ------        ---------    ------
Portfolio ...........................  91,556    $914,545.5        67,137    $651,248.7        45,258   $434,890.7
Period of Delinquency(2)/
     30-59 Days .....................   2,868      28,307.9         1,970     $17,768.1         1,264    $11,454.6
     60-89 Days .....................     983       9,424.3           745       6,153.9           559      5,112.1
     90 Days or more ................     371       3,569.9           304       2,591.0           269      2,196.5
                                       ------    ----------        ------    ----------        ------   ----------
Total Delinquencies .................   4,222    $ 41,302.1         3,019     $26,513.0         2,092    $18,763.2
                                       ======    ==========        ======     =========         =====    =========
Total Delinquencies as Percent of
Total Portfolio .....................    4.61%         4.52%         4.50%         4.07%         4.62%        4.31%

----------
(1) Excludes Contracts already in repossession, which Contracts the Servicer does not consider outstanding.
(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a Contract due on the first day of a month is not 30 days delinquent until the first day of the next month.

                        LOAN LOSS/REPOSSESSION EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                            Year Ended
                                                           December 31,
                                            -------------------------------------------
                                               1999            1998             1997
                                            ----------      ----------       ----------
Principal Balance of All Contracts
  Serviced(1) ...........................   $918,481.6      $653,836.0       $436,771.0
Contract Liquidations(2) ................        1.59%           1.54%            1.42%
Net Losses:
  Dollars(3) ............................     $5,875.0        $5,245.3         $3,781.1
  Percentage(4) .........................        0.64%           0.80%            0.87%

----------
(1)  As of period end. Includes Contracts already in repossession.
(2) As a percentage of the total number of Contracts being serviced as of period end, calculated on an annualized basis.
(3) The calculation of net loss includes actual charge-offs, deficiency balances remaining after liquidation of repossessed vehicles and expenses of repossession and liquidation, net of recoveries.
(4) As a percentage of the principal amount of Contracts being serviced as of period end, calculated on an annualized basis.

          THE DATA PRESENTED IN THE FOREGOING TABLES ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THERE IS NO ASSURANCE THAT THE DELINQUENCY, LOAN LOSS OR REPOSSESSION EXPERIENCE OF THE CONTRACTS WILL BE SIMILAR TO THAT SET FORTH ABOVE.



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    materials. If you did not receive such a disclaimer, please contact your
               Salomon Smith Barney Financial Advisor immediately.